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                                                                    EXHIBIT 23.8





Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

         We are aware that Titanium Metals Corporation has included our reports dated November 19, 1996 on Axel Johnson Metals, Inc. and Titanium Hearth Technologies (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-1 to be filed on or about December 23, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

                                                Yours very truly,



                                                /s/ Price Waterhouse LLP
                                                    Price Waterhouse LLP


Philadelphia, Pennsylvania
December 20, 1996